                                                                    EXHIBIT 10.3

                                                                  EXECUTION COPY



                           PARTIAL ASSIGNMENT OF NOTES

                  THIS PARTIAL ASSIGNMENT OF NOTES ("Agreement") dated as of February 17, 2000, by and among Bank of Montreal, a Canadian bank (the "BMO"), Societe Generale, Southwest Agency ("Soc-Gen"), Shell Capital Inc., a Delaware corporation (the "Assignee") and Brigham Oil & Gas, L.P., a Delaware limited partnership (the "Borrower").

                                    RECITALS

                  A. Pursuant to that certain Credit Agreement (the "Original Credit Agreement") dated as of January 26, 1998 among the Borrower and BMO, as amended by that certain First Amendment to Credit Agreement dated as of August 20, 1998 among the Borrower, BMO and Soc-Gen (the "First Amendment"), that certain Second Amendment to Credit Agreement dated as of March 26, 1999 among the Borrower, BMO and Soc-Gen (the "Second Amendment"), that certain Third Amendment to Credit Agreement dated as of July 19, 1999 among the Borrower, BMO and Soc-Gen (the "Third Amendment") and that certain Fourth Amendment to Credit Agreement dated as of October 7, 1999 among the Borrower, BMO and Soc-Gen (the "Fourth Amendment") (the Original Credit Agreement as amended by the First Amendment, the Second Amendment, the Third Amendment and the Fourth Amendment being hereafter called the "Prior Credit Agreement"), BMO and Soc-Gen provided to the Borrower loans and extensions of credit, which loans and extensions of credit are evidenced by those certain promissory notes from the Borrower in the aggregate principal amount of $75,000,000 (the "Prior Notes").

                  B. BMO and Soc-Gen (collectively the "Assignors") propose to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from the Assignors, a 53.333% interest in the Prior Notes (the Assigned Interest, as hereinafter defined) upon the occurrence of certain conditions provided herein, and BMO and Soc-Gen, as the case may be, propose to sell, assign and transfer to the Assignee, and the Assignee proposes to purchase and assume from BMO and/or Soc-Gen the Retained Interest, as hereinafter defined, all on the terms and conditions of this Agreement.

                  C. Pursuant to that certain Amended and Restated Credit Agreement (the "Current Credit Agreement") dated as of February 17, 2000 among the Borrower, BMO, in its individual capacity, Soc-Gen and Assignee, and BMO, in its capacity as Agent for Soc-Gen and Assignee (in such capacity, together with its successors in such capacity, the "Agent") have agreed to provide senior secured debt in the amount of up to $75,000,000 (the "Current Notes") consisting of a rearrangement of the Prior Notes and advances to the Borrower for general corporate purposes and the Borrower, BMO, Soc-Gen, Assignee and the Agent agree to amend and restate in their entirety the Prior Credit Agreement by means of the Current Credit Agreement, and the Prior Notes, by means of the Current Notes.

                  D. In consideration of the foregoing and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1

                                  Definitions.

         Section 1.01 Definitions. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Credit Agreement if defined therein.

         Section 1.02 Other Definitions. As used herein, the following terms have the following respective meanings:

                 "Assigned Interest" shall mean that portion of each of BMO's and Soc-Gen's rights and obligations (i) under the Prior Credit Agreement and the other Loan Documents in respect of the Maximum Credit Amount of each of BMO and Soc-Gen in the principal amount as set forth on Schedule A to this Agreement ("Schedule A"), and (ii) to make Loans under the Maximum Credit Amount and any right to receive payments for the Loans outstanding under the Maximum Credit Amount as set forth on Schedule A, plus the interest and fees which will accrue on the Assigned Interest from and after the Assignment Date.

                 "Assignee Subordinated Indebtedness" shall mean the principal balance due to Assignee (excluding any Debt of the Borrower under Hedging Agreements made with the Assignee or an Affiliate of Assignee as provided in the Current Credit Agreement) of all loans advanced to or issued for the account of Borrower pursuant to the terms and conditions of the Prior Credit Agreement and the Current Credit Agreement, not to exceed $75,000,000 and accrued but unpaid interest thereon, and of all fees, expenses, reimbursement obligations, liabilities, indemnities or other monetary obligations of Borrower whether any of the foregoing is (i) absolute or contingent, direct or indirect, joint, several or independent, (ii) now outstanding or owing or which may hereafter be existing or incurred, (iii) due or to become due, or (iv) held or to be held by Assignee, and all renewals, extensions, rearrangements, refundings and modifications thereof permitted by the terms hereof.

                 "Assignment Date" shall mean February 17, 2000.

                 "BMO/Soc-Gen Senior Indebtedness" shall mean the principal balance due (i) to Assignors of all loans advanced to or issued for the account of Borrower pursuant to the terms and conditions of the Prior Credit Agreement and the Current Credit Agreement, not to exceed $75,000,000 and accrued but unpaid interest thereon, and of all fees, expenses, reimbursement obligations, liabilities, indemnities or other monetary obligations of Borrower under the Credit Agreement, and (ii) of all swap settlement amounts or other amounts due and payable under any Hedging Agreement in existence as of the date hereof or hereafter arising between (i) Borrower and BMO and its successors or assigns (a "BMO Hedge Party") and Soc-Gen and its successors or assigns (a "Soc-Gen Hedge Party") entered into while such BMO Hedge Party or such Soc-Gen Hedge Party is a Lender; and (ii) Borrower and SCI and its successors or assigns (with


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


         Loans or Commitments of $20 million or more) or any Affiliate of SCI (SCI and any Affiliate of SCI a "SCI Hedge Party") entered into while such SCI Hedge Party or Fathom Energy Capital I, L.L.C, is a Lender, whether any of the foregoing is (w) absolute or contingent, direct or indirect, joint, several or independent, (x) now outstanding or owing or which may hereafter be existing or incurred, (y) due or to become due, or (z) held or to be held by the Assignors or any Assignor, and all renewals, extensions, rearrangements, refundings and modifications thereof permitted by the terms hereof. The parties intend that any Hedging Agreement entered into between the Borrower and a Lender or in the case of SCI, a SCI Hedge Party, while such Person was a party to the Credit Agreement shall continue to be secured even after the time such Person ceases to be a party to the Credit Agreement as a Lender and shall be "BMO/Soc-Gen Senior Indebtedness".

                 "Retained Interest" shall mean that portion of each of BMO and Soc-Gen's rights and obligations (i) under the Prior Credit Agreement, the Current Credit Agreement and the other Loan Documents in respect of the BMO/Soc-Gen Senior Indebtedness of each of BMO and Soc-Gen in the principal amount as set forth in Schedule B to this Agreement ("Schedule B") and (ii) to make Loans under the BMO/Soc-Gen Senior Indebtedness as set forth on Schedule B (the "Retained Loan Commitment"), plus the interest and fees which will accrue on the Retained Interest from and after the Assignment Date.

                                   ARTICLE 2

                              Sale and Assignment.

         Section 2.01 Sale and Assignment.

                 (a) On the terms and conditions set forth herein, effective on and as of the Assignment Date, the Assignors hereby sell, assign and transfer to the Assignee, and the Assignee hereby purchases and assumes from the Assignors, all of the right, title and interest of the Assignors in and to, and all of the obligations of the Assignors in respect of, the Assigned Interest. Such sale, assignment and transfer is without recourse and, except as expressly provided in this Agreement, without representation or warranty.

                 (b) At the election of each BMO/Soc-Gen Lender, Assignee shall be obligated to purchase the Retained Interest of such BMO/Soc-Gen Lender on March 31, 2002 provided that the amount of the Borrowing Base on such date determined in accordance with Section 2.08 of the Credit Agreement is greater than the aggregate outstanding principal amounts of the Loans, there are no Defaults or Events of Default under the Current Credit Agreement, and such BMO/Soc-Gen Lender requests in writing no later than March 15, 2002 that the Assignee purchase the Retained Interest of such BMO/Soc-Gen Lender. The sale, assignment and transfer of such Retained Interest to Assignee will be without recourse and without representation or warranty, except for representations


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


         substantially the same to those provided in this Agreement and shall be in form substantially similar to this Agreement.

         Section 2.02 Assumption of Obligations. The Assignee agrees with the Assignors (for the express benefit of the Assignors and the Borrower) that the Assignee will, from and after the Assignment Date, perform all of the obligations of the Assignors accruing after the Assignment Date in respect of the Assigned Interest. From and after the Assignment Date: (a) the Assignors shall be released from the Assignors' obligations in respect of the Assigned Interest, and (b) the Assignee shall, except as otherwise provided in this Agreement, including, without limitation, Section 3.03 which, among the Assignors, Assignee and the Borrower, governs the allocation of payments on the Assigned Interest and Section 3.05 which, among the Assignors, Assignee and the Borrower, governs future obligations to make loans under the Current Credit Agreement, be entitled to all of the Assignors' rights, powers and privileges under the Credit Agreement and the other Loan Documents in respect of the Assigned Interest.

         Section 2.03 Purchase Price for Assigned Interest. As consideration for the sale, assignment and transfer of the Assigned Interest contemplated by
Section 2.01(a) hereof, the Assignee shall, on the Assignment Date, assume Assignors' obligations accruing after the Assignment Date in respect of the Assigned Interest and pay to BMO an amount equal to $13,892,323.85 and to Soc-Gen an amount equal to $7,107,676.15. Except as otherwise provided in this Agreement, all payments hereunder shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim.

         Section 2.04 Purchase Price for Retained Interest. Upon satisfaction of the conditions specified in Section 2.01(b) hereof, Assignee shall pay to each BMO/Soc-Gen Lender who makes the election to assign its Retained Interest to Assignee an amount equal to the then outstanding principal and interest of the Retained Loan Commitment owed to such BMO/Soc-Gen Lender in consideration of the sale, assignment and transfer of the Retained Interest as provided herein. Such payment shall be made in Dollars and in immediately available funds, without setoff, deduction or counterclaim and shall be made no later than March 31, 2002.

         Section 2.05 Delivery of Notes. Promptly following the receipt by the Assignors of the consideration required to be paid under Section 2.03 or 2.04 hereof, the Assignors shall, in the manner contemplated by Section 12.06(d) of the Current Credit Agreement, (i) deliver to the Agent (or its counsel) a Note corresponding to the Assigned Interest or any applicable Retained Interest, as the case may be, and (ii) notify the Agent to request that the Borrower execute and deliver new Notes in accordance with the terms of the Current Credit Agreement to the Assignors and the Assignee.

                                   ARTICLE 3

                                  Subordination

         Section 3.01 Agreement to Subordinate. The payment of any and all Assignee Subordinated Indebtedness and the rights of Assignee with respect to the Assignee Subordinated


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


Indebtedness are expressly subordinated to the BMO/Soc-Gen Senior Indebtedness to the extent and in the manner set forth in Sections 3.02 through 3.05 hereof.

         Section 3.02 Certain Voting Rights.

                 (a) The Assignors and Assignee agree that, except as otherwise expressly provided herein or in the Current Credit Agreement, on any date prior to March 31, 2002 any act, event, document or condition requiring pursuant to the terms of the Current Credit Agreement the consent, agreement or waiver of, or approval, notice, selection, designation or appointment by, or request, direction or election of, the Lenders, shall require the unanimous agreement of the Majority Lenders;

                 (b) Notwithstanding the provisions of Section 2.08(a) of the Current Credit Agreement, the BMO/Soc-Gen Majority Lenders shall in their sole discretion determine the Target Asset Value as provided in
         Section 8.13 of the Current Credit Agreement and whether to waive any default arising from Borrower's non-compliance with Section 8.13 of the Current Credit Agreement;

                 (c) The SCI Majority Lenders, in their sole discretion, shall determine (i) the Risk Adjusted Proved Reserve Value, (ii) the PDP Reserve value for purposes of subparagraph (c) of the definition of Increase Event, (iii) whether to waive any default under Section 9.22(e) of the Current Credit Agreement, and (iv) whether to convert the Assigned Interest into equity of Borrower pursuant to the Equity Conversion Agreement;

                 (d) At the request of the Agent, the Assignee agrees to execute any consents, agreements, waivers, approvals, requests, or other instruments or documents necessary or desirable to give effect to the agreements specified in Section 3.02(b); and

                 (e) At the request of the Assignee, each of the Assignors agree to execute any consents, agreements, waivers, approvals, requests, or other instruments or documents necessary or desirable to give effect to the agreements specified in Section 3.02(c).

         Section 3.03 Payments on Assigned Interest.

                 (a) The Assignors, the Assignee and Borrower (to the extent required) agree, that:

                     (i) the Assignee Subordinated Indebtedness is subordinate
                 in right of payment, to the extent and in the manner provided in this Agreement, to the prior payment in full of all principal of the BMO/Soc-Gen Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed);


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


                     (ii) the Borrower may not, except as otherwise agreed to in writing by Assignors and Assignee, make any payment (whether by redemption, purchase, retirement, defeasance, set-off or otherwise) upon or in respect of the Assignee Subordinated Indebtedness, until all principal and other obligations with respect to the BMO/Soc-Gen Senior Indebtedness has been paid in full:

                     (iii) the Borrower may commence payments on, and
                 distributions in respect of, the Assignee Subordinated Indebtedness upon payment in full of all BMO/Soc-Gen Senior Indebtedness (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed).

                     (iv) Notwithstanding the foregoing, and provided that no
                 Event of Default has occurred and is continuing, the Borrower may pay to the SCI Lenders, and the SCI Lenders may receive and retain, all amounts due and payable to the SCI Lenders for accrued interest on the SCI Loans and other fees due to SCI in accordance with Sections 3.02 and 4.02 of the Current Credit Agreement and the SCI Fee Letter.

                     (v) Upon any payment or distribution of property or
                 securities to creditors of the Borrower in a liquidation or dissolution of such person or its property, or in an assignment for the benefit of creditors or any marshaling of its assets and liabilities:

                         (A) each of the Assignors shall be entitled to receive
                     payment in full of all BMO/Soc-Gen Senior Indebtedness before the Assignee shall be entitled to receive any payment with respect to the Assignee Subordinated Indebtedness; and

                         (B) until the BMO/Soc-Gen Senior Indebtedness is paid
                     in full, any payment or distribution to which the Assignee would be entitled shall be made to each of the Assignors for its benefit.

                         (C) under the circumstances described in this clause
                     (iv), the Borrower or any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person making any payment or distribution of cash or other property or securities is authorized or instructed to make any payment or distribution to which the Assignee would otherwise be entitled (other than securities that are subordinated at least to the same extent as the Assignee Subordinated Indebtedness) directly to each of the Assignors for its benefit to the extent necessary to pay all BMO/Soc-Gen Senior Indebtedness in full, after giving effect to any concurrent payment, distribution or provision therefor to or for the Assignors.


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


                 (b) The foregoing provisions of this Section 3.03 shall not impair or prohibit the rights of the Assignee to receive payments (i) through conversion of any of the Assignee Subordinated Indebtedness to equity as provided in the Equity Conversion Agreement or (ii) in the form of other equity securities or additional subordinated debt that is subordinated to the BMO/Soc-Gen Senior Indebtedness in accordance with the terms substantially similar to the terms of this Agreement.

         Section 3.04 Payments Received or Made in Violation of this Agreement. In the event the Assignee shall receive any payment or distribution on account of the Assignee Subordinated Indebtedness which it is not entitled to receive under the provisions of Section 3.03, the Assignee will hold any amount so received in trust for the Assignors and will forthwith turn over such payment to the Assignors in the form received by it (together with any necessary endorsement) to be applied to the BMO/Soc-Gen Senior Indebtedness.

         Section 3.05 Assignee Funding. Assignors, Assignee and Borrower agree that, subsequent to the Assignment Date, (i) Assignors shall have no further obligation to make Loans under the Current Credit Agreement; and (ii) Assignee shall have the sole responsibility to meet any obligation that may arise under the Credit Agreement to make Loans under the Credit Agreement, provided, however, Assignee's obligations to make Loans under the Current Credit Agreement shall not exceed its Commitment.

                                   ARTICLE 4

                              Conditions Precedent.

         Section 4.01 Conditions Precedent. The effectiveness of the sale, assignment and transfer of the Assigned Interest contemplated hereby is subject to the satisfaction of each of the following conditions precedent:

                 (a) the execution and delivery of this Agreement by the Assignors and the Assignee;

                 (b) the receipt by the Assignors of the payment required to be made by the Assignee under Section 2.03 hereof;

                 (c) the acknowledgment by the Agent and the Borrower contemplated by Section 2.05 hereof;

                 (d) the execution and delivery of the Notes contemplated by
         Section 2.06 hereof;

                 (e) the satisfaction of the conditions of the Initial Funding set forth in Section 6.01 of the Current Credit Agreement; and

                 (f) the execution and delivery of the Current Credit Agreement.


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


                                   ARTICLE 5

                         Representations and Warranties.

         Section 5.01 Representations and Warranties of the Assignors.

                 (a) Each of the Assignors represents and warrants for itself that:

                     (i) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                     (ii) the execution, delivery and compliance with the terms hereof by it and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

                     (iii) this Agreement has been duly executed and delivered
                 by it and constitutes the legal, valid and binding obligation of such Assignor, enforceable against it in accordance with its terms;

                     (iv) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained;

                     (v) it has good title, to and is the sole legal and
                 beneficial owner of, the Assigned Interest, free and clear of all Liens, claims, participations or other charges of any nature whatsoever and has the right to transfer to the Assignee, the rights being transferred; and

                     (vi) the amounts set forth on Schedule A and Schedule B by each of the respective Assignors as its portion of the Assigned Interest and Retained Interest is true and correct.

                 (b) Each of the Assignors does not (i) make any representation or warranty or assume any responsibility with respect to any statements, warranties or representations made (x) by the Borrower in or in connection with the Credit Agreement or (y) with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or thereto, or any collateral or the legality, validity, perfection or priority of any Lien granted or purported to be granted pursuant to any Security Instrument, or (ii) make any representation or warranty or assume any responsibility with respect to the financial condition of Borrower or any other obligor or the performance or observance by Borrower or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto.


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


         Section 5.02 Representations and Warranties of the Assignee. The Assignee represents and warrants to each of the Assignors as follows:

                 (a) it has all requisite power and authority, and has taken all action necessary to execute and deliver this Agreement and to fulfill its obligations under, and consummate the transactions contemplated by, this Agreement;

                 (b) the execution, delivery and compliance with the terms hereof by Assignee and the delivery of all instruments required to be delivered by it hereunder do not and will not violate any Governmental Requirement applicable to it;

                 (c) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms;

                 (d) all approvals and authorizations of, all filings with and all actions by any Governmental Authority necessary for the validity or enforceability of its obligations under this Agreement have been obtained; and

                 (e) the Assignee has fully reviewed the terms of the Credit Agreement and the other Loan Documents and has independently and without reliance upon the Assignors, and based on such information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

                                   ARTICLE 6

                                 Miscellaneous.

         Section 6.01 Notices. All notices and other communications provided for herein (including, without limitation, any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telex or telecopy) to the intended recipient at its "Address for Notices" specified below its name on the signature pages hereof or, as to either party, at such other address as shall be designated by such party in a notice to the other party.

         Section 6.02 Amendment, Modification or Waiver. No provision of this Agreement may be amended, modified or waived except by an instrument in writing signed by the Assignors and the Assignee, and consented to by the Agent.

         Section 6.03 Further Assurances. The Assignors and the Assignee hereby agree to execute and deliver such other instruments, and take such other actions, as either party may reasonably request to correct any errors or as otherwise required to accomplish the transactions contemplated by this Agreement.

         Section 6.04 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted


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


assigns. The representations and warranties made herein by the Assignee are also made for the benefit of the Agent and the Borrower, and the Assignee agrees that the Agent and the Borrower are entitled to rely upon such representations and warranties.

         Section 6.05 Assignments. None of the parties hereto may assign any of its rights or obligations hereunder except in accordance with the terms of the Credit Agreement.

         Section 6.06 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

         Section 6.07 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be identical and all of which, taken together, shall constitute one and the same instrument, and each of the parties hereto may execute this Agreement by signing any such counterpart.

         Section 6.08 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Texas.

         Section 6.09 Expense. To the extent not paid by the Borrower pursuant to the terms of the Credit Agreement, each party hereto shall bear its own expenses in connection with the execution, delivery and performance of this Agreement.

         Section 6.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


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


                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first above written.

                                          ASSIGNORS

                                          BANK OF MONTREAL



                                          By:
                                             ----------------------------------
                                          Name:   Thomas E. McGraw
                                          Title:  Director

                                          Address for Notices:
                                          700 Louisiana Street, Suite 4400
                                          Houston, Texas 77002

                                          Telecopier No.:  (713) 223-0477
                                          Telephone No.:  (713) 223-4400

                                          Attention:  Thomas E. McGraw


                                          SOCIETE GENERALE, SOUTHWEST AGENCY



                                          By:
                                             ----------------------------------
                                          Name:   Mark A. Cox
                                          Title:  Director

                                          Address for Notices:
                                          1111 Bagby Street, Suite 2020
                                          Houston, Texas 77002

                                          Telecopier No: (713) 650-0824
                                          Telephone No:  (713) 759-6315



                                       S

                                          ASSIGNEE

                                          SHELL CAPITAL INC.

                                          By:
                                             ----------------------------------
                                          Name:  Robert L. Roberts
                                          Title: Vice President


                                          Address for Notices:

                                          910 Louisiana Street, Suite 5000
                                          Houston, Texas 77002-4916

                                          Telecopier No.:  (713) 241-5222
                                          Telephone No.:  (713) 241-4130
                                          Attention:  Robert L. Roberts

                                          BORROWER:

                                          BRIGHAM OIL & GAS, L.P.

                                          By:  Brigham, Inc., General Partner



                                          By:
                                             ----------------------------------
                                          Name:    Curtis F. Harrell
                                          Title:   Chief Financial Officer


                                          BANK OF MONTREAL, as Agent



                                          By:
                                             ----------------------------------
                                          Name:    Thomas E. McGraw
                                          Title:   Director


                                       S

                                   SCHEDULE A


                                               Principal Amount    Loan Commitment
                                               ----------------    ---------------
Bank of Montreal                               $  13,892,323.85    $ 26,461,554.62
Societe Generale, Southwest Agency             $   7,107,676.15    $ 13,538,445.38


                                 SCH. A, PAGE 1

                                   SCHEDULE B

                                                                Retained Loan
                                           Principal Amount      Commitment
                                           ----------------    ---------------
Bank of Montreal                           $  23,153,830.00    $ 23,153,830.00
Societe Generale, Southwest Agency         $  11,846,170.00    $ 11,846,170.00




                                 SCH. B, PAGE 1